Exhibit 99.1

News Release

Contacts:	ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – Director of Finance
investors@pfholdingscorp.com

ICR, Inc.
PFHoldingsIR@icrinc.com

ProFrac Holding Corp. Reports Full Year and Fourth Quarter 2024 Results

WILLOW PARK, TX – March 6, 2025 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its 2024 full year and fourth quarter ended December 31, 2024.

Full Year 2024 Results

•	Total revenue was $2.19 billion compared to revenue of $2.63 billion in 2023
•	Net loss was $208 million compared to net loss of $59 million in 2023
•	Adjusted EBITDA(1) was $501 million compared to $688 million in 2023; 23% of revenue in 2024 compared to 26% of revenue in 2023
•	Net cash provided by operating activities was $367 million compared to $554 million in 2023
•	Capital expenditures totaled $255 million
•	Free cash flow(2) was $185 million
•	Net debt(3) was $1.12 billion as of December 31, 2024

Fourth Quarter 2024 Results

•	Total revenue was $455 million compared to third quarter revenue of $575 million
•	Net loss was $102 million compared to net loss of $44 million in the third quarter
•	Adjusted EBITDA(1) was $71 million compared to $135 million in the third quarter; 16% of revenue in the fourth quarter compared to 23% of revenue in the third quarter
•	Net cash provided by operating activities was $77 million compared to $98 million in the third quarter
•	Capital expenditures totaled $63 million
•	Free cash flow(2) was $54 million

"Fourth quarter 2024 results reflected the impact of seasonal budget exhaustion and adverse weather, as well as pricing pressure,” stated Matt Wilks, ProFrac's Executive Chairman. “Since the fourth quarter trough, hydraulic fracturing efficiency has surpassed the 2024 peak experienced in the third quarter, with all of our next generation equipment deployed, and pricing having stabilized. We continue to enhance the quality of our active equipment by leveraging our in-house manufacturing capabilities and asset management platform, a new initiative for us, as we return fleets to service.

“With an expected flattish to modestly improving market for hydraulic fracturing, we anticipate setting new operating efficiency records over the balance of 2025, demonstrating our commitment to delivering leading-edge performance and minimizing non-productive time. In our Proppant Production segment, we expect improved commercial opportunities and operating efficiencies to drive a significant improvement in results.

“Lastly, we are thrilled to announce the launch of Livewire Power, a strategic venture designed to meet the growing demand for flexible and efficient power generation solutions in remote locations or where grid power is insufficient. Officially launched in the fourth quarter of 2024, Livewire marks a significant step forward in our power generation strategy, focusing on the growing demand for power in remote locations, driven by advances in electric frac technology. E-frac technology requires temporary yet substantial power generation, a need not adequately met by existing electrical infrastructure. Distributed power generation will be a key component of our strategy going forward, offering a reliable and scalable solution for oilfield service companies and other industrial users,” concluded Mr. Wilks.

Outlook

In the Stimulation Services segment, ProFrac has increased its active fleet count by over 25% from the fourth quarter trough to today. Pricing, which gradually declined through 2024, has stabilized. The Company expects a sizable improvement in revenues and profitability in the first quarter 2025 relative to the fourth quarter 2024 given the increase in activity.

In the Proppant Production segment, the Company expects improved commercial opportunities and operational efficiencies to drive a material improvement in volumes in 2025, with profitability to benefit from high operating leverage. Average daily production at the mines has improved by over 50% so far in the first quarter compared to the fourth quarter, and further improvement is expected over the balance of the year. The Company believes pricing has stabilized and with increased demand there will be opportunities for pricing improvement.

Business Segment Information

The Stimulation Services segment generated revenues of $1.91 billion in the year 2024, which resulted in $399 million of Adjusted EBITDA and a margin of 21%. In the fourth quarter, the segment generated revenues of $384 million, which resulted in $54 million of Adjusted EBITDA and a margin of 14%.

The Proppant Production segment generated revenues of $247 million in full year 2024, which resulted in $86 million of Adjusted EBITDA and a margin of 35%. In the fourth quarter, the segment generated revenues of $47 million, which resulted in $14 million of Adjusted EBITDA and a margin of 31%. Approximately 26% of the Proppant Production segment’s full year 2024 revenue was intercompany.

The Manufacturing segment generated revenues of $223 million in full year 2024, which resulted in $8 million of Adjusted EBITDA and a margin of 3%. In the fourth quarter, the segment generated revenues of $62 million, which resulted in $3 million of Adjusted EBITDA and a margin of 5%. Approximately 77% of the Manufacturing segment’s full year 2024 revenue was intercompany.

Other Business Activities generated revenues of $196 million in full year 2024, which resulted in $17 million of Adjusted EBITDA and a margin of 9%. In the fourth quarter, Other Business Activities generated revenues of $55 million, which resulted in $4 million of Adjusted EBITDA and a margin of 8%. The Company’s Other Business Activities have historically solely represented the results of Flotek Industries. In the fourth quarter of 2024, the Company formed Livewire Power, LLC, which began operations in the month of October. Livewire’s results are captured within our Other Business Activities.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $63 million in the fourth quarter, below the $70 million reported in the third quarter. For full year 2024, capital expenditures totaled $255 million, at the low end of our previously disclosed guidance.

For the full year 2025, the Company expects to incur capital expenditures to be flat to modestly higher in the range of $250 to $300 million. Maintenance-related capital expenditures are expected to be approximately $150 million to $175 million. Growth-related capital expenditures are expected to be approximately $100 million to $125 million, primarily related to frac fleet upgrades, investments in next generation technologies, and sand mine improvements.

Balance Sheet and Liquidity

Total debt outstanding as of December 31, 2024 was $1.11 billion. Net debt outstanding as of December 31, 2024 was $1.12 billion.

Total cash and cash equivalents as of December 31, 2024 was $15 million, of which $4 million was related to Flotek and not accessible by the Company.

As of December 31, 2024 the Company had $81 million of liquidity, including approximately $10 million in cash and cash equivalents, excluding Flotek, and $71 million of availability under its asset-based credit facility.

Footnotes

(1)	Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.
(2)	Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.
(3)	Net Debt is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Thursday, March 6, 2025, at 11:00 a.m. Eastern / 10:00 a.m. Central. To register for and access the event, please click here. An archive of the webcast will be available shortly after the call’s conclusion on the IR Calendar section of ProFrac’s investor relations website for 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated and innovation-driven energy services holding company providing hydraulic fracturing, proppant production, related completion services and complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production ("E&P") of North American unconventional oil and natural gas resources. ProFrac operates through three business segments: Stimulation Services, Proppant Production and Manufacturing, in addition to Other Business Activities. For more information, please visit ProFrac's website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; fleet deployment levels; the Company’s expectations about price fluctuations, and macroeconomic conditions impacting the industry; competitive conditions in the industry; the Company’s ability to increase the utilization of its mining assets and lower our mining costs per ton; success of the Company’s ongoing strategic initiatives; the Company’s intention to increase the number of fully integrated fleets; the Company’s currently expected guidance regarding its 2025 financial and operational results; the Company’s ability to earn its targeted rates of return; pricing of the Company’s services in light of the prevailing market conditions; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s liquidity and debt obligations; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; expectations regarding pricing per ton range; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its 2025 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; risks regrading access to additional capital; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2025. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures and should not be considered as a substitute for net income (loss), net cash from operating activities, or GAAP measurements of debt, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA, Free Cash Flow and Net Debt are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents.

We view Adjusted EBITDA and Free Cash Flow as important indicators of performance. We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) loss or gain on disposal of assets, net (v) stock-based compensation, and (vi) other charges, such as certain credit losses, (gain) or loss on extinguishment of debt, unrealized loss (or gain) on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges, goodwill impairments, gains on insurance recoveries, transaction costs, third-party supply commitment charges, and impairments of long-lived assets.  We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net Debt is defined as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. Total debt is the GAAP measure most directly comparable to Net Debt. Net Debt should not be considered as an alternative to total debt. Net Debt has important limitations as a measure of indebtedness because it does not represent the total amount of indebtedness of the Company.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA, Free Cash Flow and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets

	December 31,	December 31,
(In millions)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$14.8	$25.3
Accounts receivable, net	316.2	346.1
Accounts receivable — related party, net	12.6	6.8
Inventories	201.1	236.6
Prepaid expenses and other current assets	29.4	23.3
Total current assets	574.1	638.1
Property, plant, and equipment, net	1,761.2	1,779.0
Operating lease right-of-use assets, net	158.6	87.2
Goodwill	302.0	325.9
Intangible assets, net	148.9	173.5
Investments	7.5	28.9
Deferred tax assets	—	0.3
Other assets	35.8	37.8
Total assets	$2,988.1	$3,070.7

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$324.3	$319.0
Accounts payable — related party	18.1	21.9
Accrued expenses	67.2	65.6
Current portion of long-term debt	164.6	126.4
Current portion of operating lease liabilities	26.0	24.5
Other current liabilities	56.6	84.1
Other current liabilities — related party	3.2	7.4
Total current liabilities	660.0	648.9
Long-term debt	931.1	923.5
Long-term debt — related party	13.3	18.6
Operating lease liabilities	137.1	67.8
Deferred tax liabilities	14.9	—
Tax receivable agreement liability	82.9	68.1
Other liabilities	9.2	15.2
Total liabilities	1,848.5	1,742.1

Mezzanine equity:
Series A preferred stock	63.5	58.7

Stockholders' equity:
Class A common stock	1.5	1.5
Additional paid-in capital	1,241.2	1,225.4
Accumulated deficit	(235.9)	(16.0)
Accumulated other comprehensive income	0.1	0.3
Total stockholders' equity attributable to ProFrac Holding Corp.	1,006.9	1,211.2
Noncontrolling interests	69.2	58.7
Total stockholders' equity	1,076.1	1,269.9
Total liabilities, mezzanine equity, and stockholders' equity	$2,988.1	$3,070.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Twelve Months Ended
	Dec. 31	Sept. 30	Dec. 31	Sept. 30	Dec. 31	Dec. 31
(In millions)	2024	2024	2023	2023	2024	2023
Total revenues	$454.7	$575.3	$489.1	$574.2	$2,190.9	$2,630.0

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	337.6	390.7	334.7	376.8	1,495.1	1,740.1
Selling, general, and administrative	48.0	51.9	47.6	52.7	204.6	233.6
Depreciation, depletion and amortization	113.3	112.7	107.7	111.5	442.2	438.4
Acquisition and integration costs	2.7	2.0	1.7	2.6	7.8	21.8
Goodwill impairment	—	6.8	—	—	74.5	—
Other operating expense (income), net	(0.1)	15.5	11.7	10.1	27.1	29.5
Total operating costs and expenses	501.5	579.6	503.4	553.7	2,251.3	2,463.4

Operating income (loss)	(46.8)	(4.3)	(14.3)	20.5	(60.4)	166.6

Other income (expense):
Interest expense, net	(38.8)	(40.6)	(38.8)	(40.2)	(156.6)	(154.9)
Loss on extinguishment of debt	—	—	(37.6)	—	(0.8)	(33.5)
Other income (expense), net	1.8	(0.1)	(14.2)	(4.9)	3.0	(36.2)
Loss before income taxes	(83.8)	(45.0)	(104.9)	(24.6)	(214.8)	(58.0)
Income tax benefit (expense)	(17.9)	1.5	8.4	6.7	7.0	(1.2)
Net loss	(101.7)	(43.5)	(96.5)	(17.9)	(207.8)	(59.2)
Less: net (income) loss attributable to noncontrolling interests	(3.3)	(1.7)	(1.4)	(1.0)	(7.3)	3.3
Less: net income attributable to redeemable noncontrolling interests	—	—	—	—	—	(41.8)
Net loss attributable to ProFrac Holding Corp.	$(105.0)	$(45.2)	$(97.9)	$(18.9)	$(215.1)	$(97.7)
Net loss attributable to Class A common shareholders	$(106.2)	$(46.4)	$(99.1)	$(27.5)	$(219.9)	$(107.5)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows

	Three Months Ended			Twelve Months Ended
	Dec. 31	Sept. 30	Dec. 31	Dec. 31	Dec. 31
(In millions)	2024	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(101.7)	$(43.5)	$(96.5)	$(207.8)	$(59.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	113.3	112.7	107.7	442.2	438.4
Amortization of acquired unfavorable contracts	(7.4)	(11.7)	(16.5)	(46.5)	(57.5)
Stock-based compensation	1.2	1.1	2.5	7.3	29.8
Loss (gain) on disposal of assets, net	2.8	(1.4)	(1.4)	0.3	(1.7)
Gain on insurance recoveries	(1.7)	—	—	(4.9)	—
Non-cash loss on extinguishment of debt	—	—	21.5	0.8	17.4
Amortization of debt issuance costs	3.3	3.6	5.5	14.5	24.3
Acquisition earnout adjustment	—	—	—	—	(6.6)
Unrealized loss (gain) on investments, net	(1.3)	1.1	14.4	(0.4)	38.5
Provision for supply commitment charges	—	9.4	—	9.6	—
Goodwill impairment	—	6.8	—	74.5	—
Deferred tax expense (benefit)	14.7	1.8	(4.9)	(10.7)	0.1
Other non-cash items, net	—	(0.1)	(0.1)	(0.1)	—
Changes in operating assets and liabilities	53.3	18.2	10.5	88.5	130.0
Net cash provided by operating activities	76.5	98.0	42.7	367.3	553.5

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	—	2.0	(194.4)	(454.5)
Investment in property, plant & equipment	(63.2)	(70.0)	(33.1)	(255.0)	(267.0)
Proceeds from sale of assets	41.0	2.9	3.2	72.9	6.2
Proceeds from insurance recoveries	1.7	0.1	—	6.2	—
Other investments	—	—	(0.5)	(2.0)	(0.5)
Net cash used in investing activities	(20.5)	(67.0)	(28.4)	(372.3)	(715.8)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	0.3	15.5	885.3	136.7	1,220.0
Repayments of long-term debt	(47.2)	(54.4)	(842.8)	(157.2)	(946.7)
Borrowings from revolving credit agreements	357.8	546.2	355.9	1,938.2	1,575.8
Repayments of revolving credit agreements	(377.5)	(536.9)	(369.8)	(1,918.1)	(1,685.2)
Payment of debt issuance costs	(0.1)	(0.1)	(43.4)	(3.6)	(62.3)
Tax withholding related to net share settlement of equity awards	—	—	—	(1.5)	(0.8)
Proceeds from issuance of Series A preferred stock	—	—	—	—	50.0
Payment of Series A preferred stock issuance costs	—	—	—	—	(1.1)
Net cash provided by (used in) financing activities	(66.7)	(29.7)	(14.8)	(5.5)	149.7

Net increase (decrease) in cash, cash equivalents, and restricted cash	(10.7)	1.3	(0.5)	(10.5)	(12.6)
Cash, cash equivalents, and restricted cash beginning of period	25.5	24.2	25.8	25.3	37.9
Cash, cash equivalents, and restricted cash end of period	$14.8	$25.5	$25.3	$14.8	$25.3

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended				Twelve Months Ended
	Dec. 31	Sept. 30	Dec. 31	Sept. 30	Dec. 31	Dec. 31
(In millions)	2024	2024	2023	2023	2024	2023
Net loss	$(101.7)	$(43.5)	$(96.5)	$(17.9)	$(207.8)	$(59.2)

Interest expense, net	38.8	40.6	38.8	40.2	156.6	154.9
Depreciation, depletion and amortization	113.3	112.7	107.7	111.5	442.2	438.4
Income tax expense (benefit)	17.9	(1.5)	(8.4)	(6.7)	(7.0)	1.2
Loss (gain) on disposal of assets, net	2.8	(1.4)	(1.4)	(1.3)	0.3	(1.7)
Loss on extinguishment of debt	—	—	37.6	—	0.8	33.5
Acquisition earnout adjustment	—	—	—	—	—	(6.6)
Stock-based compensation	1.2	1.1	2.5	2.3	7.3	10.1
Stock-based compensation related to deemed contributions	—	—	—	2.1	—	19.7
Provision for credit losses, net of recoveries	—	—	—	—	—	0.1
Transaction costs	—	3.9	—	—	3.9	—
Severance charges	—	0.7	—	1.1	2.5	1.1
Acquisition and integration costs	2.7	2.0	1.7	2.6	7.8	21.8
Supply commitment charges	—	9.4	—	—	9.6	—
Impairment of long-lived assets	—	—	2.5	—	—	2.5
Impairment of goodwill	—	6.8	—	—	74.5	—
Gain on insurance recoveries	(1.7)	—	—	—	(4.9)	—
Litigation expenses and accruals for legal contingencies	(1.2)	2.9	10.6	10.3	15.7	34.1
Unrealized loss (gain) on investments, net	(1.3)	1.1	14.4	5.1	(0.4)	38.5
Adjusted EBITDA	$70.8	$134.8	$109.5	$149.3	$501.1	$688.4

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Twelve Months Ended
	Dec. 31	Sept. 30	Dec. 31	Sept. 30	Dec. 31	Dec. 31
(In millions)	2024	2024	2023	2023	2024	2023
Revenues
Stimulation services	$384.4	$507.1	$403.3	$489.5	$1,914.4	$2,291.2
Proppant production	46.5	52.8	92.9	98.4	246.5	383.3
Manufacturing	61.9	61.5	34.1	43.8	222.8	176.1
Other	54.9	51.3	43.5	48.6	195.5	193.0
Total segments	547.7	672.7	573.8	680.3	2,579.2	3,043.6
Eliminations	(93.0)	(97.4)	(84.7)	(106.1)	(388.3)	(413.6)
Total revenues	$454.7	$575.3	$489.1	$574.2	$2,190.9	$2,630.0

Adjusted EBITDA
Stimulation services	$53.6	$112.6	$55.5	$93.3	$398.7	$477.4
Proppant production	14.2	17.3	47.4	51.6	85.6	198.1
Manufacturing	3.0	0.1	1.8	1.6	7.6	14.5
Other	4.4	4.8	4.8	2.8	17.2	(1.6)
Total segments	75.2	134.8	109.5	149.3	509.1	688.4
Eliminations	(4.4)	—	—	—	(8.0)	—
Total adjusted EBITDA	$70.8	$134.8	$109.5	$149.3	$501.1	$688.4

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	December 31,	December 31,
(In millions)	2024	2023
Current portion of long-term debt	$164.6	$126.4
Long-term debt	931.1	923.5
Long-term debt — related party	13.3	18.6
Total debt	1,109.0	1,068.5

Plus: unamortized debt discounts, premiums, and issuance costs	29.9	39.4
Total principal amount of debt	1,138.9	1,107.9

Less: cash and cash equivalents	(14.8)	(25.3)
Net debt	$1,124.1	$1,082.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Dec. 31	Sep. 30	Dec. 31	Dec. 31	Dec. 31
(In millions)	2024	2024	2023	2024	2023
Net cash provided by operating activities	$76.5	$98.0	$42.7	$367.3	$553.5

Investment in property, plant & equipment	(63.2)	(70.0)	(33.1)	(255.0)	(267.0)
Proceeds from sale of assets	41.0	2.9	3.2	72.9	6.2
Free cash flow	$54.3	$30.9	$12.8	$185.2	$292.7